THE ALKALINE WATER COMPANY REPORTS RECORD MONTHLY SALES OF $3.8 MILLION

Alkaline88® Ranked The Fastest Growing Alkaline Water Brand in the U.S.

SCOTTSDALE, AZ — June 04, 2019 — The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) (the “Company”), a leading producer of premium bottled alkaline drinking water sold under the brand name Alkaline88®, today announced that record monthly sales of $3.8 million have been achieved for the month ending May 31, 2019.

“It is my pleasure to report our flagship product, Alkaline88®, achieved records sales of $3.8 million in May. Per Nielson data on the top 30 U.S. value added water brands, Alkaline88® was ranked as the fastest growing alkaline water over the 13 week period ending May 8, 2019. We had significant increases in our growth across all classes of trade and continue to see accelerated growth in both our bulk and single serving sizes” stated Richard A. Wright, President and CEO of The Alkaline Water Company Inc. “As our infused product line begins to gain traction, we expect the flavor infused and hemp water to contribute significantly to our sales over the next three quarters. We are working on and will be rolling out a new brand strategy that we believe will further accelerate our ongoing growth,” concluded Mr. Wright

Significant Growth Achievements Include:

  Began selling Alkaline88® to over 1,100 new convenience store customers through the E.A. Berg Van Program, accelerating the growth of our single serving sizes by 65%*

  Northeastern sales up over 100%* with key customers including Shaw’s, Shoprite, and Bozzutos

  Walmart sales continue to grow, sales up by 29%*

  Strong Growth in Natural/Specialty stores with the appointment of CA Fortune as our national broker of record for this class of trade, sales up over 46%*

  Organic growth with existing customers with additional shelf facings and SKUs

*All percent increases are comparing the month ended May 31, 2019 to the month ended May 31, 2018

The Company will be offering earnings guidance on an earnings call after the Fiscal Year 2019 10-K is filed. More information regarding the call will be released in the coming weeks.

About The Alkaline Water Company Inc.

The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) is a leading producer of premium bottled alkaline drinking water sold under the brand name Alkaline88®. With its innovative, state-of-the-art proprietary electrolysis process, the Company produces healthy, all-natural and great-tasting alkaline water for a balanced lifestyle. Founded in 2012, the Company is headquartered in Scottsdale, Arizona, and focuses on national distribution and marketing for retail sale of Alkaline88®, one of the fastest-growing premium bottled water brands on the market. To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect on Facebook, Twitter, Instagram or LinkedIn.

About Alkaline Water Products

Alkaline88®is a premier 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged 500-milliliter, 700-milliliter, 1-liter, 1.5 -liter, 3-liter and 1-gallon sizes. The Alkaline Water Company Inc. is currently in the midst of a national mass-market expansion program, where the product is already available for consumer sales at a growing number of major retail locations across many parts of the United States. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: that the Company will be rolling out a new brand strategy that it believes will further accelerate its ongoing growth.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company’s products will continue to significantly grow; that the past production capacity of the Company’s co-packing facilities can be maintained or increased; that the Company will receive all necessary regulatory approvals for the production and sale of hemp-infused water; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company’s products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company’s products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company’s products; and that the Company will be able to obtain additional capital to meet the Company’s growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp; the fact that consumers may not embrace and purchase any of the Company’s infused water products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its hemp-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company’s sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company’s control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company’s ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

James Gilmore
Investor Relations
480-656-2423
james@alkaline88.com

Richard A. Wright
President and CEO
480-656-2423
investors@thealkalinewaterco.com

Media

Jessica Starman
888-461-2233
jessica@elev8newmedia.com

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